UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2024

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2024, after the conclusion of the Annual Meeting of Stockholders (“Annual Meeting”) of AquaBounty Technologies, Inc. (the “Company”) and as part of the Company’s long-term succession planning process, the Board of Directors of the Company (the “Board”) appointed David F. Melbourne as Chief Executive Officer of the Company, effective June 7, 2024, replacing Sylvia A. Wulf, who provided notice of her retirement from her role as Chief Executive Officer on June 6, 2024, effective June 7, 2024. Ms. Wulf will continue to serve on the Board as a director and as non-executive Board Chair, and Mr. Melbourne will continue to serve as the Company’s President. Ms. Wulf has confirmed that her retirement is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Melbourne, age 57, was appointed President of the Company in August 2023. He joined the Company in June 2019 as Chief Commercial Officer with a background in general management, operations/commercial management and innovation. His 25 years of experience in the seafood industry spans both wild fisheries and aquaculture. Mr. Melbourne previously served as Senior Vice President, Consumer Marketing/Government & Industry Relations/Corporate Social Responsibility at Bumble Bee Foods, LLC from 2005 to 2019.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2024, the Company held the Annual Meeting, which had been adjourned from its originally scheduled date of May 23, 2024, to consider and vote on the three proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2024. The final voting results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each person named below to serve as a director on the Board for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Ricardo J. Alvarez	743,806	187,052	1,024,686
Erin Sharp	744,730	186,128	1,024,686
Gail Sharps Myers	742,863	187,995	1,024,686
Christine St.Clare	740,935	189,923	1,024,686
Rick Sterling	744,279	186,579	1,024,686
Michael Stern	745,066	185,792	1,024,686
Sylvia A. Wulf	721,018	209,840	1,024,686

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,508,380	416,722	30,442	0

Proposal 3 – Approval, on a Non-Binding, Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
650,159	238,761	41,938	1,024,686

Item 7.01. Regulation FD Disclosure.

On June 7, 2024, the Company issued a press release announcing [the appointment of Mr. Melbourne as Chief Executive Officer of the Company]. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Description
99.1	Press release, dated June 7, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: June 7, 2024	/s/ David A. Frank
David A. Frank
Chief Financial Officer